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                                   EXHIBIT 21
                                SUBSIDIARIES OF
                         AIRTOUCH COMMUNICATIONS, INC.

AirTouch International (California)
                   AirTouch Thailand Ltd. (Thailand)
                   AirTouch International GmbH (Germany)
                   AirTouch Taiwan, Inc. (Delaware)
                   AirTouch Asia, Inc. (Delaware)
                   AirTouch California, Inc. (Delaware)
                   AirTouch International Holdings, Inc. (Delaware)
                   AirTouch Limited, Inc. (Delaware)
                   AirTouch Germany, Inc. (Delaware)
                   AirTouch Belgium, S.A. (Belgium)
                   AirTouch Cayman Holdings Unlimited
                         (Cayman Islands, British West Indies)
                   AirTouch Espana, S.A. (Spain)
                   AirTouch (Europe) B.V. (Netherlands)
                   AirTouch (Europe) Deinstleistungs-und Beteiligungs-B.V. &
                         Co. KG (Germany)
                   AirTouch International (Mauritius) Limited (Port Louis,
                         Mauritius)
                   AirTouch Japan Company Limited (Japan)
                   AirTouch Netherlands B.V. (Netherlands)
                   AirTouch Netherlands II B.V.( Netherlands)
                   India Wireless Holdings Limited (India)
                   NordicTel Holdings, AB (Sweden)
                       A.B. Europolitan (Sweden)
                       Europolitan Stores A.B. (Sweden)
                   Telecel - Comunicacoes Pessoais, SA (Portugal)
                   Zahan Communications (Mauritius) Limited (Mauritius)

AirTouch Communications Deutschland GmbH (Germany)
AirTouch Development Corporation (California)
AirTouch Satellite Services, Inc.  (Delaware)
AirTouch PCS, Inc. (Delaware)
AirTouch PCS Holding, Inc. (Delaware)
AirTouch WMC, Inc. (Delaware)

AirTouch Cellular, Inc. (Delaware)
New Par (Delaware)
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AirTouch Cellular (California)

AirTouch Cellular of Nevada  (Nevada)

AirTouch Paging (Nevada)
AirTouch Paging of California (California)
AirTouch Paging of Ohio, Inc. (Delaware)
AirTouch Paging of Texas (Nevada)